EXHIBIT 3.28(a)

CERTIFICATE OF INCORPORATION

OF

LYONDELL RANCHO PIPELINE COMPANY

ARTICLE I

The name of the corporation is Lyondell Rancho Pipeline Company.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

(a) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

(b) In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by the General Corporation Law of the State of Delaware, and the corporation may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

ARTICLE IV

The total number of shares of stock which the corporation shall have authority to issue is 10,000 and the par value of each of such share is $1.00 amounting in the aggregate to $10,000.

ARTICLE V

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the corporation. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized:

(a) To make, amend, alter or repeal the Bylaws of the corporation;

(b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;

(c) To set apart out of any funds of the corporation available for dividends, a reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created; and

(d) To adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the corporation and to the extent permitted by law.

ARTICLE VI

The name and mailing address of the sole incorporator is:

Beverly J. Dally

Lyondell Petrochemical Company

One Houston Center

1221 McKinney, Suite 1600

P.O. Box 3646

Houston, TX 77253-3646

ARTICLE VII

Any action required or permitted to be taken by the holders of the stock of the corporation may be effected either at a duly called annual or special meeting of such holders or by consent in writing by such holders.

ARTICLE VIII

To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article VIII by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

ARTICLE IX

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE X

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges, and discretionary authority granted or conferred herein upon stockholders are granted subject to this reservation.

THE UNDERSIGNED, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly has hereunto set her hand this 6th day of September 1990.

/s/ Beverly J. Dally
Beverly J. Dally, Sole Incorporator

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

**********

LYONDELL RANCHO PIPELINE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, That the Certificate of Incorporation of LYONDELL RANCHO PIPELINE COMPANY, be amended by changing Article I thereof so that, as amended, said Article shall read as follows:

“Article I. The name of the corporation is LYONDELL REFINING COMPANY.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said LYONDELL RANCHO PIPELINE COMPANY has caused this certificate to be signed by David C. Vaughan its President and attested by Kerry A. Galvin, its Secretary, this 16th day of December, 1992.

LYONDELL RANCHO PIPELINE COMPANY

By:
David C. Vaugan, President

1

ATTEST

By:
Kerry A. Galvin, Secretary

2

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED PARTNERSHIP

OF

LYONDELL REFINING COMPANY

TO

LYONDELL REFINING COMPANY LP

PURSUANT TO SECTION 17-217 OF THE

DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT

LRC Holdings GP LLC, a Delaware limited liability company, DOES HEREBY CERTIFY THAT:

1. The jurisdiction where Lyondell Refining Company first formed is Delaware.

2. The date Lyondell Refining Company first formed is September 7, 1990.

3. The name of the corporation immediately prior to filing this Certificate of Conversion is Lyondell Refining Company (the “Company”).

4. The name of the limited partnership as set forth in the Certificate of Limited Partnership is Lyondell Refining Company LP (the “Partnership”).

5. The effective time of the conversion of the Company to a limited partnership contemplated hereby shall be 11:59 P.M., Eastern Standard Time, on December 30, 2005.

IN WITNESS WHEREOF, the undersigned, the general partner of the Partnership, has executed this Certificate of Conversion on the 30th day of December, 2005 and the statements contained herein are affirmed as true under penalties of perjury.

LRC HOLDINGS GP LLC

By:	Lyondell Chemical Company, its sole member

	By:	/s/ Kerry Galvin
	Name:	Kerry A. Galvin
	Title:	Senior Vice President, General Counsel, and Secretary